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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 12, 1998
                      (Date of the earliest event reported)

                                  INFOUSA INC.
             (Exact name of Registrant as specified in its charter)

                  Delaware                                    0-19598
       (State or other jurisdiction                   (Commission File Number)
             of incorporation)

                  5711 South 86th Circle, Omaha, Nebraska 68127
               (Address of principal executive offices) (Zip Code)

                                  402/593-4500
              (Registrants's telephone number, including area code)


Item 4.  Change in Registrant's Certifying Accountant

         On October 12, 1998, the Company engaged the services of KPMG Peat Marwick (the "New Accountants") to serve as the Company's principal accountants for the current fiscal year. In September, 1998, the Company engaged the New Accountants for purposes of allocating the cost of the acquisition to certain assets and liabilities acquired by the Company from JAMI Marketing in May 1998. This project has not yet been completed. The New Accountants have expressed in writing their preliminary view that there should not be a material charge for in process research and development costs as a result of the JAMI Marketing transaction. PricewaterhouseCoopers LLP, the Company's former accountants, were not consulted by the Company regarding the allocation of the acquisition costs. PricewaterhouseCoopers had resigned as the Company's independent accountants effective October 1, 1998, due to its inability to satisfy the "independence" requirement. PricewaterhouseCoopers' resignation was required because of the promotion of the son-in-law of one of the Company's directors to an officer position at PricewaterhouseCoopers' Omaha office.

         During its last two fiscal years and through October 1, 1998, the Company has not consulted with the New Accountants on either the application of accounting principles to



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a specified transaction, or any matter that was the subject of a reportable event discussed above.

         Pursuant to Item 304(a)(2)(D), a copy of this Form 8-k has been provided to the New Accountants and the Company has requested that the New Accountants review the disclosure contained herein. The New Accountants have been given the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company. No such letter has been provided by the New Accountants.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

99.1     Press Release Dated October 12, 1998


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    October 12, 1998

                                             /s/ Vinod Gupta
                                             ---------------------------
                                             Vinod Gupta
                                             Chief Executive Officer








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                                INDEX TO EXHIBITS


Exhibit Number                     Description
--------------                     -----------

    99.1                Press Release Date October 12, 1998